Report of Independent Registered Public Accounting
Firm

To the Board of Trustees and Shareholders of State
Street Institutional Investment Trust

In planning and performing our audits of the financial statements of State Street Institutional
Investment Trust (the ?Trust?), comprising State
Street Aggregate Bond Index Fund, State Street
Aggregate Bond Index Portfolio, State Street Asia
Pacific Value Spotlight Fund, State Street
Disciplined Global Equity Fund, State Street
Disciplined International Equity Fund, State Street
Disciplined U.S. Equity Fund, State Street Emerging
Markets Equity Index Fund, State Street Equity 500
Index Fund, State Street Equity 500 Index II
Portfolio, State Street European Value Spotlight
Fund, State Street Global Equity ex-U.S. Index
Fund, State Street Global Equity ex-U.S. Index
Portfolio, State Street Global Value Spotlight Fund,
State Street Hedged International Developed Equity
Index Fund, State Street Institutional Liquid
Reserves Fund, State Street Institutional U.S.
Government Money Market Fund, State Street
Institutional Treasury Money Market Fund, State
Street Institutional Treasury Plus Money Market
Fund, State Street International Value Spotlight
Fund, State Street Small/Mid Cap Equity Index
Fund, State Street Small/Mid Cap Equity Index
Portfolio, State Street Target Retirement Fund, State
Street Target Retirement 2015 Fund, State Street
Target Retirement 2020 Fund, State Street Target
Retirement 2025 Fund, State Street Target
Retirement 2030 Fund, State Street Target
Retirement 2035 Fund, State Street Target
Retirement 2040 Fund, State Street Target
Retirement 2045 Fund, State Street Target
Retirement 2050 Fund, State Street Target
Retirement 2055 Fund, State Street Target
Retirement 2060 Fund, State Street Treasury
Obligations Money Market Fund, and State Street
U.S. Value Spotlight Fund, as of and for the year (or period) ended December 31, 2017, in accordance with the standards of the Public Company
Accounting Oversight Board (United States), we considered the Trust?s internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinions on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Trust?s internal control over financial reporting. Accordingly, we express no such opinion.

The management of the Trust is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A company?s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company?s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a company?s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the company?s annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Trust?s internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the Public Company
Accounting Oversight Board (United States).
However, we noted no deficiencies in the Trust?s internal control over financial reporting and its operation, including controls over safeguarding securities, that we consider to be a material weakness as defined above as of December 31, 2017.

This report is intended solely for the information and use of management and the Board of Trustees of State Street Institutional Investment Trust and the
Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.


				/s/ Ernst & Young
LLP

Boston, Massachusetts
February 28, 2018